Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@answerthink.com

Answerthink Announces Third Quarter Results

•	Revenues of $46.7 million and pro forma EPS of 7 cents exceed guidance

•	Hackett Group year over year revenue growth of 42%

•	Company plans to re-brand as The Hackett Group in January 2008

•	Announces additional authorization for share repurchase program

Miami, FL – October 30, 2007 – Answerthink, Inc. (NASDAQ: ANSR), a strategic business advisory and technology consulting firm, today announced its financial results for the third quarter, which ended September 28, 2007.

Third quarter 2007 revenue was $46.7 million, a 7% increase from the same period in 2006, primarily driven by strong Hackett Group revenue growth. Excluding revenues from the Lawson and SAP staff augmentation practices exited in the fourth quarter of 2006, third quarter revenues increased 14% from the same period in 2006.

Diluted earnings per share was $0.08 in the third quarter of 2007, as compared to $0.03 in the second quarter of 2007 and $0.01 in the third quarter of 2006. Pro forma diluted earnings per share were $0.07 in the third quarter of 2007, as compared to $0.04 in the second quarter of 2007 and $0.03 in the third quarter of 2006. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

At the end of the third quarter of 2007 the Company’s cash balances were $25.6 million. During the quarter, the Company used $4.1 million to purchase 1.2 million shares of the Company’s common stock. Subsequent to the end of the quarter, the Board of Directors authorized an additional $5.0 million increase to the share repurchase program. This authorization raises the amount available under the Company’s repurchase program to $9.9 million.

“We are pleased to see our strong growth and operating profits emanate from our decision to aggressively expand and leverage the Hackett Group intellectual capital and brand,” said Ted A. Fernandez, Chairman and Chief Executive Officer. “With 65% of our current quarter revenues now coming from The Hackett Group, we plan to rename the organization as The Hackett Group, subject to shareholder approval, by January of 2008.”

Page 2 – Answerthink Announces Third Quarter Results

Based on the current economic outlook, the Company estimates total revenues for the fourth quarter of 2007 to be in the range of $41.5 million to $43.5 million. The Company also estimates pro forma diluted earnings per share to be in the range of $0.06 to $0.08. This pro forma guidance excludes the recovery of $2.3 million misappropriated by its former UK disbursement agent that was received in October 2007.

Other Highlights

Talent Management Research – Hackett released Book of Numberstm research findings showing that by excelling in talent management, the average Fortune 500 company can generate a nearly 15% improvement in earnings before interest, depreciation, and amortization, netting almost $400 million annually.

Cash Masters Europe Study – REL and CFO Europe Magazine released a study showing that despite a booming economy and record sales figures, the top 1,000 public companies in Europe lost ground in the battle to generate and manage cash in 2006. According to the study, European companies could generate an additional €407 billion of cash flow annually if all companies matched the cash conversion performance of top performers in their industries.

Working Capital Asia Study – REL and CFO Asia released a study showing that Asia’s 725 largest companies (excluding automakers and financial institutions) significantly improved their working capital performance in 2006, liberating $15 billion, largely through better bill collection and improved inventory management.

Representative Client Engagements

Business Services Transformation Effort for Specialty Materials Company – This company selected Hackett to develop and assist in the execution of a comprehensive business services transformation plan and the design of a new operating model for its North American services which include finance, IT, procurement, HR, and comprehensive Customer to Cash. To better serve a diverse and changing global portfolio of companies, the company desires to re-balance cost structures and achieve significant regional growth by leveraging services most effectively across disparate business units.

Total Working Capital Transformation Program for Global Specialty Chemicals Company – This client, which is owned by a private equity firm, contracted with REL to drive improvements in its cash flow and service levels by focusing on reducing inventory, optimizing receivables, and extending payables terms. Management believes REL’s programs will play a strategic role in paying down debt and optimizing the operations of the newly-acquired companies.

Advisory Program Renewals for European Financial Services Company – This client signed a two-year extension of its membership to Hackett’s Finance and EPM Executive Advisory Program, and also joined Hackett’s Finance Operations Advisory Program. The company has been an Executive Advisory Program member for three years, and also recently completed a Hackett benchmark of its finance function. The benchmark results and advisory program memberships will be used by the company’s finance process optimization organization to improve leverage of technology and shared services operations, reduce cost, and improve service levels.

Page 3 – Answerthink Announces Third Quarter Results

Hyperion Implementation for Telecommunications Provider – Answerthink will provide consulting services for this company’s internally-led efforts to implement Hyperion planning and workforce planning modules. Answerthink will supply best practices implementation and project management support for the project. With the new system, the company hopes to enhance planning visibility and also improve global reporting.

SAP License & Implementation for a Leading Medical Equipment Provider – This premier provider of medical equipment chose Answerthink as its SAP partner. This mid-sized company purchased licenses for the SAP All-In-One Solution from Answerthink along with implementation services and support. Answerthink will utilize its Best Practices Implementation tools and methodology to optimize the implementation. The client’s goal is to grow both organically and through acquisitions thereby needing a powerful ERP system that can sustain their strategic objectives.

At 5:00 P.M. ET on Tuesday, October 30, 2007, the senior management of Answerthink, Inc. will host a conference call to discuss third quarter earnings results for the period ending September 28, 2007.

The number for the conference call is (800) 779-0375, (Passcode: Third Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, October 30, 2007 and will run through 5:00 P.M. ET on Tuesday, November 13, 2007. To access the rebroadcast, please dial (866) 498-9766. For International callers, please dial (203) 369-1802.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, October 30, 2007 and will run through 5:00 P.M. ET on Tuesday, November 13, 2007. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

Page 4 – Answerthink Announces Third Quarter Results

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink's business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink's capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group, a global strategic advisory firm, is a leader in best practice research and advisory programs, benchmarking and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insight from more than 4,000 benchmarking studies, executives use Hackett's empirically based approach to quickly define and prioritize initiatives, and to leverage proven strategies that enable world-class performance. Through its sister company REL, Hackett offers working capital solutions focused on delivering significant cash flow improvements. Hackett has worked with 2,700 major corporations and government agencies, including 88% of the Dow Jones Global Titans and 73% of the Fortune 100. For more information, visit www.thehackettgroup.com.

About REL

REL is a world leading consulting firm dedicated to delivering sustainable cash flow improvement across business operations. REL’s tailored solutions balance client trade-offs between working capital, operating costs and service performance. REL’s expertise has helped clients free up billions of dollars/euros/pounds in cash, creating the financial freedom to fund acquisitions, pension liabilities, product development, debt reduction and share buy-back programs. In-depth process expertise, analytical rigor, and collaborative client relationships enable REL to deliver an exceptional return on investment in a short timeframe. REL has delivered work in over 60 countries for the Global 2000.

# # #

This press release contains “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations,

Page 5 – Answerthink Announces Third Quarter Results

our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2006 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 6 of 8 – Answerthink Announces Third Quarter Results

Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Revenues:
Revenues before reimbursements	$41,834	$39,006	$118,500	$127,852
Reimbursements	4,895	4,546	13,618	14,527

Total revenues	46,729	43,552	132,118	142,379

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $344 and $328 and $968 and $874 of stock compensation expense in the quarters and nine months ended September 28, 2007 and September 29, 2006, respectively) (2)	22,779	23,169	67,562	74,629
Reimbursable expenses	4,895	4,546	13,618	14,527

Total cost of service	27,674	27,715	81,180	89,156

Selling, general and administrative costs (includes $752 and $687 and $2,198 and $2,362 of stock compensation expense in the quarters and nine months ended September 28, 2007 and September 29, 2006, respectively) (2)	15,562	15,186	48,909	49,582
Restructuring costs	—	—	—	6,313
Loss from misappropriation, net of collections	—	24	(350)	326

Total costs and operating expenses	43,236	42,925	129,739	145,377

Income (loss) from operations	3,493	627	2,379	(2,998)
Other income (expense):
Interest income	206	116	661	469
Interest expense	(1)	(21)	(94)	(164)

Income (loss) before income taxes	3,698	722	2,946	(2,693)
Income tax expense	112	249	247	946

Net income (loss)	$3,586	$473	$2,699	$(3,639)

Basic net income (loss) per common share:
Net income (loss) per common share	$0.08	$0.01	$0.06	$(0.08)
Weighted average common shares outstanding	44,144	44,884	44,545	44,676

Diluted net income (loss) per common share (1):
Net income (loss) per common share	$0.08	$0.01	$0.06	$(0.08)
Weighted average common and common equivalent shares outstanding	44,786	45,532	45,446	44,676

Pro forma data (3):
Income (loss) before income taxes	$3,698	$722	$2,946	$(2,693)
Restructuring costs	—	—	—	6,313
Stock compensation expense	1,096	1,015	3,166	3,236
Amortization of intangible assets	343	463	1,055	2,267
Professional fees related to the loss from misappropriation	—	—	239	—
Loss from misappropriation, net of collections	—	24	(350)	326

Pro forma income before income taxes	5,137	2,224	7,056	9,449
Pro forma income tax expense	2,055	890	2,822	3,780

Pro forma net income	$3,082	$1,334	$4,234	$5,669

Pro forma basic net income (loss) per common share	$0.07	$0.03	$0.10	$0.13
Weighted average common shares outstanding	44,144	44,884	44,545	44,676

Pro forma diluted net income (loss) per common share	$0.07	$0.03	$0.09	$0.12
Weighted average common and common equivalent shares outstanding	44,786	45,532	45,446	46,226

(1)	Potentially diluted shares were excluded from the diluted loss per share calculations for the nine months ended September 29, 2006 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	Certain items in the quarter and nine months ended September 29, 2006 have been reclassified to conform with the September 28, 2007 presentation.
(3)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, restructuring costs, loss from misappropriation, net of collections and professional fees related to the loss from misappropriation, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Page 7 of 8 – Answerthink Announces Third Quarter Results

Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28, 2007	December 29, 2006
ASSETS
Current assets:
Cash and cash equivalents	$24,974	$19,585
Accounts receivable and unbilled revenue, net	30,436	35,818
Prepaid expenses and other current assets	2,334	1,558

Total current assets	57,744	56,961

Restricted cash	600	600
Property and equipment, net	5,813	5,183
Other assets	2,807	3,870
Goodwill, net	68,622	66,652

Total assets	$135,586	$133,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,710	$5,427
Accrued expenses and other liabilities	30,313	24,773

Total current liabilities	35,023	30,200
Accrued expenses and other liabilities, non-current	4,016	4,611

Total liabilities	39,039	34,811

Shareholders’ equity	96,547	98,455

Total liabilities and shareholders’ equity	$135,586	$133,266

Page 8 of 8 – Answerthink Announces Third Quarter Results

Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	September 28, 2007	June 29, 2007	September 29, 2006
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Business Transformation (5) (8)	$26,477	$23,292	$18,309
Membership Advisory Programs (6)	3,817	3,863	2,969

Total The Hackett Group	30,294	27,155	21,278

Best Practice Solutions (7) (8)	16,435	18,357	22,274

Total Revenues	$46,729	$45,512	$43,552

Revenue Concentration:
(% of total revenues)

Top customer	3%	3%	3%
Top 5 customers	13%	12%	12%
Top 10 customers	22%	20%	21%

Key Metrics and Other Financial Data:
The Hackett Group revenue per professional (in thousands)(8)	$439	$402	$320
Membership Advisory—Annualized Contract Value (4)	$15,288	$15,094	$12,190
Best Practice Solutions consultant utilization rate (8)	64%	65%	66%
Best Practice Solutions gross billing rate per hour (8)	$168	$176	$173
Consultant headcount (8)	566	556	621
Total headcount (8)	753	756	830
Days sales outstanding (DSO)	59	70	82
Cash provided by (used in) operating activities (in thousands)(8)	$9,373	$(344)	$8,773
Depreciation (in thousands)	$526	$524	$607
Amortization (in thousands)	$343	$348	$463

Share Repurchase Program:
Shares purchased since inception (in thousands)	8,854	7,667	7,158
Cost of shares repurchased since inception (in thousands)	$29,732	$25,616	$23,867
Average per share cost of shares purchased	$3.47	$3.44	$2.80
Remaining authorization (in thousands)	$5,268	$4,359	$6,133

(4)	We define “Annualized Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(5)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(6)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics and best practices research and advice.
(7)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.
(8)	Certain items in the quarter ended September 29, 2006 have been reclassified to conform with the September 28, 2007 presentation.